UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

BERRY PLASTICS CORPORATION (f/k/a Berry Plastics Holding Corporation) (Exact name of Registrant as specified in its charter)
Delaware (State of Incorporation)	333-138380 (Commission File Numbers)	35-1813706 (I.R.S. Employer Identification No.)
101 Oakley Street Evansville, Indiana (Address of principal executive offices)	47710 (Zip Code)
(812) 424-2904 (Registrant’s telephone number, including area code)
NA (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Amendment to Berry Plastics Group, Inc. Term Loan Credit Agreement

Berry Plastics Group, Inc. (“Holdco”), the parent of Berry Plastics Corporation, has today launched an amendment (the “Amendment”) to its Term Loan Credit Agreement (the “Holdco Credit Agreement”) dated as of June 5, 2007.  If the Amendment is approved by the requisite lenders under the Holdco Credit Agreement, Holdco, its subsidiaries and its affiliates would be allowed to repurchase loans under the Holdco Credit Agreement in the open market.  Signatures are being requested from the Holdco Lenders by 5:00 p.m. EST on Wednesday, February 18, 2009.

Berry Plastics is a leading manufacturer and marketer of plastic packaging products and is headquartered in Evansville, Indiana.

A copy of a press release issued by Berry is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Berry Plastics Corporation on February 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PLASTICS CORPORATION

Date: February 12, 2009	By:	/s/ James M. Kratochvil
Name: James M. Kratochvil Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary